Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)  February 7, 1997


                         PRIMA ENERGY CORPORATION
            (Exact name of Registrant as specified in its charter)


          Delaware                   0-9408                84-1097578
(State or other jurisdiction      (Commission           (I.R.S. Employer
    of incorporation or           file number)         Identification No.)
      organization)

                1801 Broadway, Suite 500, Denver CO  80202
           (Address of principal executive offices)       (Zip Code)

                              (303) 297-2100
             (Registrant's telephone number, including area code)

                                 No Change
        (Former name or former address, if changed from last report.)

Item 5.  Other Events


The following press release was issued pursuant to direction from the Prima Energy Corporation Board of Directors on February 7, 1997:


     Prima Energy Corporation ("Prima"), announced today that the Board of Directors of Prima has approved a 3 for 2 stock split of its Common Stock, $.015 Par Value, to stockholders of record on February 20, 1997, to be distributed on March 4, 1997. As a result of the stock split, each stockholder of Prima will receive one share of Common Stock for each two shares owned on the record date. Based on the number of shares of Common Stock currently outstanding, 3,860,396 shares, the maximum number of shares of Common Stock to be outstanding on the distribution date (March 4, 1997) will be 5,790,594 shares.

     Prima is an independent oil and gas company engaged in the exploration for, and the acquisition, development and production of, crude oil and natural gas. Through its wholly-owned subsidiaries, it is also engaged in oil and gas property operations, oil field services and natural gas gathering, marketing and trading. Prima's activities are primarily conducted in the Rocky Mountain region.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         PRIMA ENERGY CORPORATION
                                               (Registrant)



Date  February 7, 1997                   By  /s/ Richard H. Lewis
     -------------------                   --------------------------------

                                           Richard H. Lewis,
                                           President and
                                           Principal Financial Officer